UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1. Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On December 22, 2011, United Fire & Casualty Company (the “Company” or “United Fire”), as borrower, entered into a Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, Swingline Lender, and Letter of Credit Issuer, and Bankers Trust Company as Syndication Agent. The New Credit Agreement provides for a $100.0 million four-year unsecured revolving credit facility (the “New Credit Facility”), that includes a $20 million letter of credit subfacility and a swing line subfacility in the amount of up to $5 million. During the term of the New Credit Facility, the Company has the right to increase the total facility amount by up to $25.0 million, provided that no event of default has occurred and is continuing and certain other conditions are satisfied. The New Credit Facility is available for general corporate purposes, including working capital, acquisitions and liquidity purposes. Principal of the New Credit Facility is due in full at maturity, on December 22, 2015. Interest is based on either the London interbank offered rate or a base rate plus, in each case, a calculated margin amount. A commitment fee on each lender's unused commitment under the New Credit Facility is also payable quarterly. The New Credit Facility replaced the Company's existing $50.0 million revolving credit facility with Bankers Trust Company, which was terminated in connection with entering into the New Credit Agreement. See Item 1.02 below.
The New Credit Agreement contains customary representations, covenants and events of default, including certain covenants that limit or restrict the Company's ability to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, enter into leaseback transactions, or incur certain indebtedness, subject to certain exceptions. The New Credit Agreement also includes financial covenants that require the Company to (i) maintain a minimum consolidated net worth, (ii) maintain a minimum consolidated statutory surplus and (iii) not exceed a certain debt to capitalization ratio.
The foregoing summary is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed herewith and incorporated by reference.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with entering into the New Credit Agreement, the Company terminated its Credit Agreement dated March 24, 2011, with Bankers Trust Company (the “Old Credit Agreement”). The Old Credit Agreement provided the Company with a $50.0 million one-year unsecured revolving credit facility.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Information concerning the Company’s new Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished herewith.

Exhibit 10.1
Credit Agreement dated as of September 29, 2011, among United Fire & Casualty Company as borrower, entered into a Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders partty thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, Swingline Lender, and Letter of Credit Issuer, and Bankers Trust Company as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

Date: December 23, 2011	/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1
Credit Agreement dated as of September 29, 2011, among United Fire & Casualty Company as borrower, entered into a Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, Swingline Lender, and Letter of Credit Issuer, and Bankers Trust Company as Syndication Agent.

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